Exhibit 10.4
RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Agreement”) is dated October 16, 2007 to be effective as of October 1, 2007, and is between Home Solutions of America, Inc., a Delaware corporation (“Home Solutions”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).
WHEREAS, Fireline Restoration, Inc. (“Fireline”), a wholly-owned subsidiary of Home Solutions, is a party to that certain Consulting Agreement, dated as of March 2007 (the “Consulting Agreement”), among Home Solutions, RG America, Inc. (“RGA”) and certain of RGA’s subsidiaries that are parties thereto (the “RGA Subsidiaries”), whereby, among other things, RGA and certain of the RGA Subsidiaries granted certain of their respective rights in and to certain accounts receivable (the “Consulting Assets”) to Fireline; and
WHEREAS, Home Solutions, RGA and the RGA Subsidiaries are proposing to enter into that certain Asset Purchase and Indemnity Agreement (the “Purchase Agreement”) providing for the sale, transfer and conveyance of certain equipment (the “Additional Assets”) by RGA and the RGA Subsidiaries to Fireline; and
WHEREAS, Laurus currently has a lien on the Consulting Assets and the Additional Assets (collectively, the “Assets”); and
WHEREAS, RGA, Home Solutions and Fireline have determined that it is in their mutual best interests that the aforementioned liens against the Assets be released; and
WHEREAS, Laurus has agreed to release any and all liens, prior assignments, security interests, charges, pledges, claims or encumbrances of any kind or character whatsoever relating to the Assets (collectively, the “Liens”) in exchange for 2,000,000 shares (the “Release Shares”) of Seller’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided in this Agreement; and
WHEREAS, Home Solutions has agreed to grant Laurus certain registration rights with respect to the resale of the Release Shares, and Laurus has agreed to certain transfer restrictions on the Release Shares, each on the terms set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I.
RELEASE OF LIENS
Section 1.01 Release of Liens. Laurus hereby agrees to terminate the Liens by (A) entering into an irrevocable agreement with RGA that terminates the security interest grant provisions under the Security Agreement dated as of October 31, 2005 among Laurus, RGA and certain of the RGA Subsidiaries with respect to the Assets (and any other agreement or loan document executed by RGA and its subsidiaries with Laurus creating or purporting to create a security interest in the Assets) and (B) by filing UCC-3 terminations for all UCC financing statements (and amendments thereto, if any) filed by Laurus against RGA and the RGA Subsidiaries. Laurus will take such further actions and execute such further documents and instruments as may reasonably be requested by RGA and/or Home Solutions to evidence the termination of its lien and security interest against the Assets.

Section 1.02 Consideration. In consideration of the release of the Liens, Home Solutions hereby agrees to issue to Laurus the Release Shares. The parties hereby agree that the value of the Release Shares is $11,000,000 (the “Agreed Value”).
Section 1.03 Post-Closing Adjustment. In the event that the product of (i) 2,000,000 and (ii) the average of the daily per share closing prices (as such prices may be adjusted for stock splits or similar events) (the “Average Price”) for the Common Stock as quoted on the NASDAQ Global Market for the ten (10) consecutive full trading days ending at the close of trading on the fifth trading day preceding to the first anniversary of the Closing Date (such product being referred to herein as the “Adjustment Value”) is less than the Agreed Value, Home Solutions shall, subject to Section 1.04 below, issue to Laurus, within five (5) business days after the first anniversary of the Closing Date, a number of shares of Common Stock equal to the quotient of (i) the difference between the Agreed Value and the Adjustment Value, divided by (ii) the Average Price. If the Adjustment Value is greater than the Purchase Price, there shall be no adjustment. Any fractional shares of Common Stock to be issued to Laurus hereunder shall be rounded up to the next whole share of Common Stock.
Section 1.04 Maximum Adjustment. In no event shall the number of shares of Common Stock issued to Laurus pursuant to the provisions of Section 1.03 above exceed 1,666,667 shares.
ARTICLE II.
CLOSING
Section 2.01 Date, Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Home Solutions’ counsel, Hallett & Perrin, P.C., located at 2001 Bryan Street, Dallas, Texas 75201, at 10:00 a.m., local time, as soon as the conditions set forth in Article VI are satisfied, or at such other date, time or place fixed by mutual written consent of Laurus and Home Solutions, but in no event later than October 16, 2007. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed (the date of such Closing is referred to herein as the “Closing Date”).
Section 2.02 Deliverables. At the Closing, Home Solutions shall deliver to Laurus the original stock certificate(s) representing the Release Shares, and Laurus shall deliver to Home Solutions such documents and instruments reasonably requested by Home Solutions to evidence its release of the Liens on the Assets.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF HOME SOLUTIONS
Home Solutions hereby represents and warrants to Laurus as follows:
Section 3.01 Organization and Good Standing; Power and Authority. Home Solutions is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Home Solutions is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would materially adversely affect Home Solutions.
Section 3.02 Authorization. Home Solutions has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Laurus in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Home Solutions. This Agreement has been, and the other agreements and instruments to be executed and delivered by Home Solutions in connection with this Agreement will be, on or prior to the Closing Date, duly executed and delivered by Home Solutions, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Home Solutions, enforceable against Home Solutions in accordance with their respective terms. The Release Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Release Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived
Section 3.03 Absence of Conflicts. The execution and delivery by Home Solutions of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Home Solutions is bound, or of any provision of the Certificate of Incorporation or By-Laws of Home Solutions, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Home Solutions is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.
Section 3.04 Governmental Consents. No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Common Stock, except such filings as may be required to be made with the Securities and Exchange Commission, the NASDAQ Global Market and with any state or foreign blue sky or securities regulatory authority.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF LAURUS
Laurus represents and warrants to Home Solutions as follows:
Section 4.01 Organization and Good Standing. Laurus is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands.
Section 4.02 Authorization. Laurus has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Laurus in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Laurus. This Agreement has been, and the other agreements and instruments to be executed and delivered by Laurus in connection with this Agreement will be, on or prior to the Closing Date, duly executed and delivered by Laurus, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Laurus, enforceable against Laurus in accordance with their respective terms.
Section 4.03 Investment Representations. Laurus further represents and warrants as follows:
(a) Laurus is acquiring the Release Shares for its own account and not with a view to resale or redistribution in a manner which would require registration under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, or for sale in connection with a “distribution,” as that term is used in Section 2 (11) of the Securities Act, of the Release Shares.
(b) Laurus understands that the Release Shares are not registered under the Securities Act or the securities laws of any state, may not be disposed of in whole or in part in the absence of registration under the Securities Act or any state securities laws, unless an exemption from registration is available, and that the certificates will bear a legend to such effect.
(c) Laurus is an “accredited investor” as such term is defined in the Securities Act.
ARTICLE V.
OTHER AGREEMENTS; POST-CLOSING COVENANTS
Section 5.01 Lock-Up Agreement. Laurus hereby agrees to enter into an agreement setting forth restrictions on the transfer of the Release Shares (the “Lock-Up Agreement”) in the form attached as Schedule A to this Agreement.
Section 5.02 Registration Rights. Home Solutions hereby grants to Laurus, with respect to the Release Shares (as such amount may be adjusted), registration rights as set forth in the form of agreement (the “Registration Rights Agreement”) attached as Schedule B to this Agreement.

Section 5.03 Voting Agreement. Laurus and Home Solutions hereby agree to enter into a voting agreement (the “Voting Agreement”) with respect to the Shares in the form attached as Schedule C to this Agreement.
Section 5.04 Additional Listing Application. Within two (2) days following the Closing Date, Home Solutions shall file an additional listing application with the NASDAQ Global Market covering the Release Shares, as such shares may be adjusted pursuant to the provisions of Section 1.03 of this Agreement (without giving effect to the limitation imposed by Section 1.04 of this Agreement (the “Listing Application”). Home Solutions shall use its commercially reasonable efforts to obtain approval of the Listing Application within fifteen (15) days following the Closing Date.
Section 5.05 Release. In consideration of the agreements contained herein and in the Stock Purchase Agreement dated as of October 1, 2007 entered in between Laurus and Home Solutions (the “Stock Purchase Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and Laurus’ receipt of the Release Shares evidenced by an original stock certificate issued in Laurus’ name (the “Release Condition”), Laurus, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Home Solutions, Fireline, and each of their respective successors and assigns, and their respective present divisions, predecessors, directors, officers, and attorneys (the “Released Parties”) of and from all demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, which Laurus or any of its successors, assigns, or other legal representatives owned, held, had, or claimed to have had or may now own, hold, have or claim to have upon, or by reason of any circumstance, action, cause or thing whatsoever against any of the Released Parties which arises at any time on or prior to the date hereof (“Effective Date”), including, without limitation, in relation to any claims or causes of action based on the lawsuits filed August 31, 2007 in the New York County Clerk’s Office entitled Laurus Master Fund, Ltd. v. Home Solutions of America, Inc. and Fireline Restoration, Inc. and Laurus Master Fund, Ltd. v. Frank Fradella (together, the “Litigation”); or any claim or cause of action described therein, or any contract agreement, relationship, action, omission, or other conduct prior to or as of the Effective Date, including, without limitation, any claims, demands expenses, losses, rights, interests, or causes of action arising out of or relating in whole or in part to:
(a) RGA, the Security Agreement dated as of October 31, 2005 by and among Laurus, RGA and each Eligible Subsidiary (as defined therein), as amended, restated, modified and/or supplemented from time to time, or the Master Security Agreement dated as of October 31, 2005 by and among RGA and certain of its subsidiaries (RG Restoration, Inc., RG Risk Management, Inc., RG Roofing, Inc., Restoration Group America 2003, Inc., RG Insurance Services, Inc., CTFD, Inc., CTFD Marine, Inc., Invvision Funding, Inc., RG Florida GC, Inc., RG Florida SC, Inc., Total Professional Restoration, Inc. and Practical Building Solutions 2000) and Laurus, or any rights of Laurus thereunder or any liens or security interests created thereby;

(b) the Consulting Agreement, dated as of March 2007, among Fireline, RGA and certain of its subsidiaries (RG Restoration, Inc., RG Risk Management, Inc., RG Roofing, Inc.,) and the transactions contemplated thereby; and
(c) the Guaranty (Personal) dated April 26, 2007, executed by Frank J. Fradella in favor of Laurus (the “Guaranty”), and any relationship, contractual or otherwise, of the Released Parties, RGA, the RGA Subsidiaries and Laurus.
Laurus understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Similarly, Laurus agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
The Released Parties understand, acknowledge, and agree that the release set forth above shall not extend to or limit in any manner whatsoever any rights or interests of Laurus under this Agreement and/or under the Stock Purchase Agreement, or any claims or causes of actions that may arise out of or relate to these agreements.
ARTICLE VI.
CONDITIONS TO CLOSING
Section 6.01 Conditions to Obligations of Home Solutions. The obligations of Home Solutions to consummate the Closing are subject to the satisfaction of the following conditions:
(a) The representations and warranties of Laurus set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Laurus shall have duly performed in all material respects all agreements and covenants in this Agreement required to be performed by Laurus on or before the Closing Date.
(b) Home Solutions shall have received a signed counterpart of the Voting Agreement from Laurus.
(c) Home Solutions shall have received a signed copy of the Lock-Up Agreement from Laurus.
Section 6.02 Conditions to Obligations of Laurus. The obligations of Laurus to consummate the Closing are subject to the satisfaction of the following conditions:
(a) The representations and warranties of Home Solutions set forth in this Agreement shall be true, correct and complete as of the Closing Date in all material respects (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Home Solutions shall have duly performed in all material respects all agreements and covenants in this Agreement required to be performed by Home Solutions on or before the Closing Date.

(b) Home Solutions shall have furnished to Laurus a certificate, executed by an authorized officer on behalf of Home Solutions, confirming the matters set forth in Section 6.02(a) above.
(c) Home Solutions shall have furnished to Laurus confirmation that Home Solutions is in good standing under the laws of the State of Delaware.
(d) All material consents and approvals of third parties and any governmental authorities that are required to consummate the transactions contemplated by this Agreement shall have been obtained.
(e) Laurus shall have received a signed counterpart of the Voting Agreement from Home Solutions.
(f) Laurus shall have received a signed counterpart of the Registration Rights Agreement from Home Solutions.
(g) There shall not have been any material adverse change in the business or prospects of Home Solutions.
(h) Laurus shall have received an original stock certificate evidencing the Release Shares.
ARTICLE VII.
MISCELLANEOUS PROVISIONS
Section 7.01 Assignment. This Agreement may not be assigned by either party to this Agreement without the written consent of the non-assigning party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.
Section 7.02 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
Section 7.03 Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 7.04 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery or (c) telecopy transmission. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:
(a) if to Home Solutions:
Home Solutions of America, Inc.
Attn: Frank J. Fradella, CEO
1500 Dragon Street, Suite B
Dallas, Texas 75207
Facsimile: (214) 333-9435
(b) if to Laurus:
Laurus Master Fund, Ltd.
Attn: Portfolio Services
c/o Laurus Capital Management, LLC
335 Madison Ave. 10th Fl.
New York, NY 10017
Facsimile: (212) 581-5035
Either party may change his address for notice by written notice to the other party hereto.
Section 7.05 Expenses. The parties shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts.
Section 7.06 Survival of Representations and Warranties. Each party hereto covenants and agrees that each of the representations, warranties, covenants and agreements contained in this Agreement and in any ancillary document shall survive the Closing of this transaction.
Section 7.07 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the closing of this transaction of any condition to its obligations hereunder that is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement.

Section 7.08 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the state of Delaware, without giving effect to its conflict of laws principles.
Section 7.09 Prevailing Party. In the event of any dispute among the parties hereto with respect to any of the terms or provisions of this Agreement, the non-prevailing party shall pay or reimburse the prevailing party for all fees and expenses incurred with respect thereto, including without limitation any legal and attorneys’ fees and expenses incurred by the prevailing party in connection therewith.
Section 7.10 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.
Section 7.11 Listing of Shares. Within fifteen (15) business days following the Closing Date, Home Solutions shall have received no objection to its approval of an additional listing application with respect to the Release Shares from the NASDAQ Global Market.
Section 7.12 Discontinuance of Litigation. Upon satisfaction of the Release Condition, Laurus shall discontinue with prejudice all claims and causes of action that were asserted or that could have been asserted in the Litigation. The Released Parties agree that any notices of discontinuance shall be served on their attorneys by mail.
Section 7.13 Release of Guaranty. Upon satisfaction of the Release Condition, the Guaranty shall be deemed hereby released.
Section 7.14 Representation and Warranty. It is expressly warranted by Laurus that it is the sole owner of all demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, that it or any of its successors, assigns, or other legal representatives has, owns, holds, or claims or has ever had, owned, held, or claimed to have had against any of the Released Parties, and that it has not assigned, transferred, or sold any such demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, to any third party, and that such demands, actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities, without limitation, to claims both in equity and at law, are free and clear of any and all encumbrances.

IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.

HOME SOLUTIONS OF AMERICA, INC.
By:	/s/ Frank J. Fradella
	Name:	Frank J. Fradella
	Title:	Chairman and CEO

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

Acknowledged and Agreed to
as of this 1st day of October, 2007 by:

FIRELINE RESTORATION, INC.

By:	/s/ Brian Marshall Name: Brian Marshall
Title: President

/s/ Frank J. Fradella FRANK J. FRADELLA, Individually

SIGNATURE PAGE TO
RELEASE AGREEMENT